EXHIBIT 99.1

         Quaker Fabric Reports Fiscal 2006 Financial Results

    FALL RIVER, Mass.--(BUSINESS WIRE)--Feb. 26, 2007--QUAKER FABRIC CORPORATION (NASDAQ Symbol: QFAB) today reported net sales of $32.2 million, a net loss of ($12.9 million), and diluted and basic losses per share of ($0.77) for the three-month period ended December 30, 2006; compared to net sales of $50.1 million, a net loss of ($5.7 million), and diluted and basic losses per share of ($0.34) for the corresponding period of fiscal 2005. Quaker's financial results for the fourth quarter of fiscal year 2006 include after-tax restructuring, including asset impairment and related charges of $6.1 million, as well as approximately $1.3 million of after-tax expenses related to the early extinguishment of debt and inventory and deferred financing cost write-offs. Excluding these charges and expenses, net loss for the fourth fiscal quarter of 2006 was ($5.5 million), or ($0.32) per diluted share.

    Net sales for the 52-week fiscal year ended December 30, 2006 were $151.7 million, with a net loss of ($37.6 million), and diluted and basic losses per share of ($2.23); compared to net sales of $224.7 million, a net loss of ($26.3 million), and diluted and basic losses per share of ($1.56) for the 52-week fiscal year ended December 31, 2005.

    Quaker's 2006 financial results reflect significant one-time charges related to the Company's ongoing restructuring plan, including after-tax asset impairment and associated charges of $18.4 million, as well as approximately $1.9 million of after-tax expenses related to the early extinguishment of debt and inventory and deferred financing cost write-offs. Excluding these charges, net loss for fiscal 2006 was ($17.4 million), or ($1.03) per share.

    "Pre-tax restructuring and asset impairment charges related to the execution of our restructuring plan accounted for $26.5 million, or more than half, of last year's $48.5 million operating loss. These charges are primarily non-cash and include the write-down to estimated realizable value of assets, including manufacturing plants and machinery and equipment, that we have put up for sale as part of our consolidation strategy," commented Larry A. Liebenow, Quaker's President and CEO.

    "The market for upholstery fabric in the United States is continuing to experience unprecedented change, with imports, in a variety of forms, now representing a very large percentage of total consumption. For us, this meant a 29% drop in last year's domestic fabric sales and an 18% drop in export fabric sales. This fall-off in our sales outpaced the speed with which we were able to take costs out of our operations. Continued implementation of our restructuring plan is intended to bring our cost structure in line with projected revenues, and we believe that the steps we took last year to reshape and restructure the company represent progress toward returning the company to profitability," Mr. Liebenow said.

    "To counter the decline in our sales, we have made repositioning our marketing efforts towards segments less vulnerable to Chinese imports one of our top priorities - and we believe that we made important strides in that area during 2006, including the development and introduction of new products for the outdoor, jobber and contract markets in addition to our core line of products for the residential market. This effort will remain a major focus for us again this year. To further our dual strategy of striking the right balance between domestic production and global sourcing, we also developed and implemented a China strategy intended to give us a strategic advantage in the global sourcing arena. In addition, during 2006, we sold two manufacturing plants and about $5.0 million of machinery and equipment we no longer needed, and reduced annualized SG&A and manufacturing costs by approximately $10.0 million and $20.0 million, respectively. And finally, we reduced inventory by about $9.7 million, senior debt by a little over $4.0 million and put new financing agreements in place during November of last year, " Mr. Liebenow continued.

    "While we believe that much of our consolidation effort and the related asset impairment charges are now behind us, this year's primary focus will be on rebuilding our sales line and aligning our costs with our sales expectations. The strategic alliance we put in place with our China-based partner in January of last year is on its way to becoming the strong and effective outsourcing arrangement we had hoped it would be, with the products we have designed for production at their plant in China achieving widespread market acceptance. We are also continuing to build demand for fabrics slated for production in our Fall River manufacturing plants, including the new products we have developed for the contract, jobber, outdoor and residential markets. And, of course, during the rest of this year, we will be continuing to actively market the facilities and equipment we no longer need. Within the past week, we have entered into two asset sale agreements. The first involves a pending sale at $4.7 million and partial leaseback of our corporate headquarters building in Fall River
- the second covers the ongoing sale of additional excess machinery and equipment and calls for an initial payment to the company of $1.3 million. The net proceeds from both of these deals will be used to reduce the outstanding balance of our term loan. This is a very important transition year for us, with much work behind us, a clear, focused strategy in place for the future, and much work still to be done," Mr. Liebenow concluded.

    Quaker Fabric Corporation is a leading designer, manufacturer and distributor of woven upholstery fabrics for furniture markets in the United States and abroad.

    THIS PRESS RELEASE CONTAINS "FORWARD LOOKING STATEMENTS," AS THAT TERM IS DEFINED IN THE FEDERAL SECURITIES LAWS. THE READER IS CAUTIONED THAT SUCH STATEMENTS ARE NOT GUARANTEES OF FUTURE PERFORMANCE AND THAT, AS A RESULT OF VARIOUS FACTORS, INCLUDING, BUT NOT LIMITED TO, THE LEVEL OF CUSTOMER DEMAND FOR THE COMPANY'S PRODUCTS, HIGHER THAN ANTICIPATED COSTS, ANY INTERRUPTION IN THE SUPPLY OF RAW MATERIALS USED BY THE COMPANY AND LOWER THAN ANTICIPATED PRODUCTION RATES, ACTUAL RESULTS MAY DIFFER MATERIALLY FROM THOSE PROJECTED. FOR A FURTHER DISCUSSION OF THESE FACTORS, SEE THE COMPANY'S 2005 FORM 10-K.

                            (Tables Follow)


                      QUAKER FABRIC CORPORATION

                  CONSOLIDATED FINANCIAL STATEMENTS
                (In thousands, except per share data)

                       STATEMENTS OF OPERATIONS

                              Fourth Quarter Ended Twelve Months Ended
                              -------------------- -------------------

                              December   December  December  December
                                  30,       31,       30,       31,
                                2006       2005      2006      2005
                              ---------- --------- --------- ---------

Net sales                       $32,193   $50,127  $151,664  $224,684
Cost of products sold            30,001    45,097   136,809   195,764

                              ---------- --------- --------- ---------
Gross profit                      2,192     5,030    14,855    28,920
Selling, general and admin.
 expenses                         8,713    10,828    37,053    46,076
Goodwill impairment                   -         -         -     5,432
Restructuring charges and
 asset impairments                7,670     1,551    26,458    11,203
Loss (gain) on sale of
 assets, net                        187         -      (190)        -
                              ---------- --------- --------- ---------
Operating loss                  (14,378)   (7,349)  (48,466)  (33,791)
Other
    Interest expense                966       822     3,727     3,019
    Early extinguishment of
     debt                           628         -       628     2,232
    Other expenses                  541        51     1,264       196
Loss before provision for
 income taxes                 ---------- --------- --------- ---------
                                (16,513)   (8,222)  (54,085)  (39,238)
Benefit from income taxes        (3,584)   (2,553)  (16,453)  (12,982)

                              ---------- --------- --------- ---------
Net loss                       $(12,929)  $(5,669) $(37,632) $(26,256)
                              ========== ========= ========= =========

Loss per common share - basic    $(0.77)   ($0.34)   $(2.23)   ($1.56)
                              ========== ========= ========= =========

Weighted average shares
 outstanding - basic             16,877    16,826    16,869    16,826
                              ========== ========= ========= =========

Loss per common share -
 diluted                         $(0.77)   ($0.34)   $(2.23)   ($1.56)
                              ========== ========= ========= =========

Weighted average shares
 outstanding - diluted           16,877    16,826    16,869    16,826
                              ========== ========= ========= =========


Note: Earnings per common share amounts for the quarters and for the twelve month periods presented have each been calculated separately. Accordingly, quarterly amounts may not add to the twelve month period amounts.

Ratio analysis:
-----------------------------
Gross profit margin                 6.8%     10.0%      9.8%     12.9%
S.G. & A. as a percentage of
 net sales                         27.1%     21.6%     24.4%     20.5%
Operating margin                  -44.7%    -14.7%    -32.0%    -15.0%
Net margin                        -40.2%    -11.3%    -24.8%    -11.7%

Order backlog                                        $8,439   $11,270
-----------------------------


                      QUAKER FABRIC CORPORATION

           Reconciliation of Operating Loss as Reported to
                       Pro Forma Operating Loss

                              Fourth Quarter Ended Twelve Months Ended
                              -------------------- -------------------

                               December   December December  December
                                  30,        31,      30,       31,
                                 2006      2005      2006      2005
                              ----------- -------- --------- ---------

Operating loss, as reported     $(14,378) $(7,349) $(48,466) $(33,791)
    Restructuring charges and
     asset impairments             7,670    1,551    26,458    11,203
    Loss (gain) on sale of
     assets, net                     187        -      (190)        -
    Goodwill impairment                -        -         -     5,432
    Consulting professional
     fees                              -        -       303         -
    Occupancy costs of closed
     facilities                      173        -       173         -
    Inventory writedown              765        -       765         -
    Plant relocation and
     duplicate occupancy
     costs                             -      402       162     1,203
                              ----------- -------- --------- ---------
Pro forma operating loss         $(5,583) $(5,396) $(20,795) $(15,953)
                              =========== ======== ========= =========



                      QUAKER FABRIC CORPORATION
              Reconciliation of Net Loss as Reported to
                          Pro Forma Net Loss

                              Fourth Quarter Ended Twelve Months Ended
                              -------------------- -------------------

                               December   December December  December
                                  30,        31,      30,       31,
                                 2006      2005      2006      2005
                              ----------- -------- --------- ---------

Net loss, as reported           $(12,929) $(5,669) $(37,632) $(26,256)
    Early extinguishment of
     debt, net of income tax         437        -       437     1,424
    Restructuring charges and
     asset impairments, net
     of income taxes               6,062      990    18,415     7,147
    Loss (gain) on sale of
     assets, net                     116        -      (132)        -
    Goodwill impairment                -        -         -     5,432
    Plant relocation and
     duplicate occupancy
     costs, net of income
     taxes                             -      261       107       772
    Occupancy costs of closed
     facilities                      120        -       120         -
    Inventory writedown              532        -       532         -
    Consulting professional
     fees                                       -       199         -
    Write-off of deferred
     financing costs                 211        -       507         -
    Tax benefit from
     settlement of R&D claims          -        -         -    (1,167)
                              ----------- -------- --------- ---------
Pro forma net loss               $(5,451) $(4,418) $(17,447) $(12,648)
                              =========== ======== ========= =========
Pro forma net loss, per share     $(0.32)  $(0.26)   $(1.03)   $(0.75)
                              =========== ======== ========= =========


                       CONDENSED BALANCE SHEETS

                                             December 30, December 31,
                                                2006         2005
                                             ------------ ------------

Assets
  Current assets:
     Cash and cash equivalents                      $724         $725
     Accounts receivable                          21,512       31,822
     Inventories                                  28,122       37,827
     Prepaid expenses and other current
      assets                                       5,620        8,070
                                             ------------ ------------
      Total current assets                        55,978       78,444

  Property, plant and equipment, net              77,413      131,177
  Assets held for sale                            21,811        6,483
  Other assets                                     5,642        3,758
                                             ------------ ------------
                                                $160,844     $219,862
                                             ============ ============
Liabilities and Stockholders' Equity
Current maturities of long term debt and
 short term debt                                 $11,280      $37,880
Current portion of capital lease obligations         152          143
Accounts payable and accrued expenses             21,248       21,760
                                             ------------ ------------
  Total current liabilities                       32,680       59,783

Total debt                                        33,720       37,880
Less: current maturities of long term debt        (1,800)           -
Less: short term debt                             (9,480)     (37,880)
                                             ------------ ------------
  Total long-term debt                            22,440            -
                                             ------------
Capital lease obligations, less current
 portion                                             477          629
  Deferred income taxes and other
   liabilities                                     2,318       18,286
  Stockholders' equity                           102,929      141,164
                                             ------------ ------------
                                                $160,844     $219,862
                                             ============ ============


This document contains "forward looking statements," as that term is defined in the federal securities laws. The reader is cautioned that such statements are not guarantees of future performance and that, as a result of various factors, including, but not limited to, the level of customer demand for the Company's products, higher than anticipated costs and lower than anticipated production rates, actual results may differ materially from those projected. For a further discussion of these factors, see the Company's 2005 10-K.


    CONTACT: QUAKER FABRIC CORPORATION
             LARRY A. LIEBENOW, 508-646-2264
             PAUL J. KELLY, 508-646-2251
             CYNTHIA L. GORDAN, 508-646-2261